UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2011

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 21, 2011, W&D Interim Lender LLC, a wholly owned subsidiary of Walker & Dunlop, Inc. (the “Company”), as borrower, together with the Company, as guarantor, entered into the Warehousing Credit and Security Agreement (the “Facility”) with TD Bank, N.A., as lender and administrative agent. The Facility provides for warehousing advances in an aggregate amount outstanding at any time of up to $35 million, and matures on July 21, 2013, subject to one year extensions at the lenders’ discretion.

The Facility will support the Company’s lending activities under its interim loan program, whereby W&D Interim Lender LLC will make first mortgage loans on multifamily real estate properties for periods of up to two years, using available cash in combination with advances under the Facility. The amount of any advance is based, in part, on the size of the loan and the value of the mortgage. The lender retains a first priority security interest in all mortgages funded by such advances on a cross-collateralized basis.

All borrowings accrue interest at the average 30-day London Interbank Offering Rate plus 250 basis points. Repayments under the Facility are interest-only, with principal repayments made upon the earlier of the refinancing of an underlying mortgage or the maturity of an advance under the Facility. Upon the occurrence of certain credit events, including but not limited to a default under a pledged mortgage or a foreclosure of an underlying property, the sale, disposition or repayment of a pledged mortgage or the failure to meet certain appraisal requirements, earlier repayment of Facility advances may be required.

Borrowings under the Facility are full recourse to the Company, as guarantor, and requires it to comply with the following financial covenants:

•                  minimum tangible net worth of $100 million,

•                  maximum indebtedness to tangible net worth of 2.25 to 1.0,

•                  minimum cash and cash equivalents of $10 million,

•                  minimum EBITDA to total debt service ratio of 2.00 to 1.0, and

•                  aggregate unpaid principal amount of Fannie Mae DUS mortgage loans which are sixty days or more past due or otherwise in default not to exceed 2% of the outstanding principal balance of all Fannie Mae DUS mortgage loans.

The Facility contains various other usual and customary covenants, including, among other things, limitations on the borrower’s ability to incur additional indebtedness and create liens and the ability of the Company and the borrower to undergo fundamental changes. Events of default include nonpayment, failure to perform certain covenants beyond a cure period, violation of representations or warranties, failure to pay debts as they become due, insolvency and a material adverse change in the borrower’s financial condition, business assets or operations or in its ability to repay the borrowings.

The foregoing description of the Facility and related agreements does not purport to be complete and is qualified in its entirety by reference to the Warehousing Credit and Security Agreement and related agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

The exhibit contained in this current report on Form 8-K shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Exhibit Number	Description

10.1

Warehousing Credit and Security Agreement, dated July 21, 2011 between W&D Interim Lender LLC (as borrower), Walker & Dunlop, Inc. (as guarantor) and TD Bank, N.A. (as lender and administrative agent).

10.2	Repayment Guaranty, dated July 21, 2011, by Walker & Dunlop, Inc. (as guarantor) in favor of TD Bank, N.A. (as lender and administrative agent).
10.3	Promissory Note, dated July 21, 2011, by W&D Interim Lender LLC (as borrower) and TD Bank, N.A. (as lender and administrative agent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.

Date: July 25, 2011	By:	/s/ Deborah A. Wilson
		Name:	Deborah A. Wilson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Warehousing Credit and Security Agreement, dated July 21, 2011 between W&D Interim Lender LLC (as borrower), Walker & Dunlop, Inc. (as guarantor) and TD Bank, N.A. (as lender and administrative agent).

10.2	Repayment Guaranty, dated July 21, 2011, by Walker & Dunlop, Inc. (as guarantor) in favor of TD Bank, N.A. (as lender and administrative agent).
10.3	Promissory Note, dated July 21, 2011, by W&D Interim Lender LLC (as borrower) and TD Bank, N.A. (as lender and administrative agent).